                                POWER OF ATTORNEY

BE IT KNOWN TO ALL BY THESE PRESENTS:

        WHEREAS, the undersigned is and may be from time to time hereafter an officer or director of SYNNEX Corporation (the "Company"), and as such may be required by Section 16(a) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act") and the rules thereunder to execute and file Forms 3, 4 and
5 (collectively the "Forms") with the Securities and Exchange Commission (the
"Commission") and any stock exchange or similar authority on which any of the securities of the Company is registered;

     NOW, THEREFORE, the undersigned hereby constitutes and appoints Simon Leung and/or Dennis Polk his or her attorney-in-fact to: (1) execute for and on behalf of the undersigned,  in the undersigned's capacity as an officer and/or director of the  Company  the  Forms;  (2) do and  perform  any and all acts which may be necessary,  appropriate  or  convenient  to complete  and execute such Forms and timely  file such Forms with the  Commission  and any stock  exchange or similar authority on which any of the securities of the Company is  registered;  and (3)
take all such action in connection  with the  foregoing  which in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such  attorney-in-fact  on behalf of the  undersigned  pursuant to this Power of
Attorney  shall be in such form and shall  contain such terms and  conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The undersigned hereby grants to each of said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in the exercise of any of the above rights and powers granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying, confirming and approving all that each of such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, may or shall lawfully do, or cause to be done, by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the Forms with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in writing and delivered to the above attorneys-in-fact and the Company.

        IN WITNESS WHEREOF, the undersigned has hereunto set his name this 4th day of April, 2008.

                                        /s/ Kevin Murai
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                                        Signature

                                        Kevin Murai
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